UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

CORGENTECH INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Gateway Boulevard South San Francisco, California 94080
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 624-9600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 17, 2005, Corgentech Inc. terminated for no cause its Licensing Agreement, dated September 27, 2004, with Cyclacel Limited, or Cyclacel, pursuant to Section 11.3 of the Licensing Agreement. The Licensing Agreement is filed as Exhibit 10.33 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. In September 2004, Corgentech paid Cyclacel an up-front fee and licensed a novel peptide delivery system from Cyclacel for potential use to assist in the systemic delivery of TF Decoys.  The license granted Corgentech use of Cyclacel's proprietary Penetratin delivery technology with TF Decoys.  There was no payment by Cyclacel or Corgentech in connection with the termination of the Licensing Agreement.

Item 9.01 Financial Statements and Exhibits

(c)          Exhibits

Exhibit Number	Description
10.43	Notice of Termination Letter, dated June 17, 2005, to Licensing Agreement, dated September 27, 2004, with Cyclacel Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 23, 2005	Corgentech Inc. By: /s/ Richard P. Powers Richard P. Powers Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
10.43	Notice of Termination Letter, dated June 17, 2005, to Licensing Agreement, dated September 27, 2004, with Cyclacel Limited.